UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 7, 2007
___________

SYNVISTA THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-16043	13-3304550
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

221 West Grand Avenue
Montvale, New Jersey 07645
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (201) 934-5000

___________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On September 7, 2007, Synvista Therapeutics, Inc., a Delaware corporation (the “Company”), entered into an Amendment No. 1 to Registration Rights Agreement (the “Amendment”) with the purchasers (the “Purchasers”) listed on the signature pages thereto. The Amendment amends that certain Registration Rights Agreement dated as of July 25, 2007 by and among the Company and the Purchasers (the “Registration Rights Agreement”), by extending the schedule pursuant to which the Company is required to file registration statements with the Securities and Exchange Commission for the resale of the shares of common stock issuable upon conversion of the shares of series B preferred stock issued to the Purchasers, as well as upon conversion of the shares of series B preferred stock underlying the warrants sold issued to the Purchasers. The shares of series B preferred stock and warrants were issued to the Purchasers in a private placement which closed on July 25, 2007, as previously disclosed in the Company’s Current Report on Form 8-K filed on July 31, 2007. Furthermore, the Amendment grants the Purchasers additional registration rights in the form of piggy-back registration rights in the event of an underwritten public offering of the Company’s securities, and demand registration rights at the option of a majority of the Purchasers. The Amendment also relieves the Company of its obligation to pay the Purchasers liquidated damages in certain circumstances as further outlined in the Amendment.

The preceding description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the agreement, a copy of which is attached as exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(a), (b), (c), (e) and (f): Not applicable.

(d) On September 7, 2007, the Board of Directors of the Company appointed John F. Bedard to serve as an independent director of the Company. At this time, the Board of Directors has not determined board committee memberships for Mr. Bedard.

Mr. Bedard was not appointed to the Company’s Board of Directors pursuant to any arrangement or understanding between him and any other person. Mr. Bedard has not been a party to, nor has he had a direct or indirect material interest in, any transaction with the Company during its current or preceding fiscal year, nor is there any currently proposed transaction with Mr. Bedard. In connection with his services as director, Mr. Bedard will participate in the Company’s Board of Directors Compensation Plan. Accordingly, Mr. Bedard has received a non-qualified stock option grant to purchase 30,000 shares of common stock under the Company’s 2005 Stock Plan, with an exercise price equal to $4.40 per share, the fair market value of the Company’s common stock on the grant date. The stock option has a term of ten years and will fully vest one year from the date of grant. In addition, he will receive an annual retainer of $25,000, and he will receive $1,500 for each board meeting attended in person and $750 for each board meeting attended via telephone.

ITEM 8.01 OTHER EVENTS.

On September 10, 2007, the Company issued a press release announcing the appointment of Mr. Bedard to its Board of Directors. The full text of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated by reference herein.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

10.1 Amendment No. 1 to Registration Rights Agreement, dated September 7, 2007.

99.1 Press Release dated September 10, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTEON INC.

Date: September 12, 2007	By:	/s/ Noah Berkowitz, M.D., Ph.D.
Noah Berkowitz, M.D., Ph.D. President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

(d)	Exhibits.

10.1	Amendment No. 1 to Registration Rights Agreement, dated September 7, 2007.

99.1	Press Release dated September 10, 2007.